As filed with the Securities and Exchange Commission on July 24, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Polyrizon Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

State of Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5 Ha-Tidhar Street

Raanana, 4366507, Israel

Tel: +972-9-3740120

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Polyrizon Ltd.

Amended and Restated Equity Incentive Plan

(Full title of the plan)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: (302) 738-6680
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David Huberman, Esq. Greenberg Traurig, P.A. One Azrieli Center Round Tower, 30th floor 132 Menachem Begin Rd Tel Aviv 6701101 Telephone: 312.364.1633	Shachar Hadar, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Polyrizon Ltd. (the “Company” or the “Registrant”) previously filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-284410) to register under the Securities Act of 1933, as amended (the “Securities Act”) (i) 246,129 ordinary shares, no par value per share (the “Ordinary Shares”), of the Registrant issuable upon the exercise of options outstanding under the Polyrizon Ltd. Amended and Restated Equity Incentive Plan (the “Plan”) and (ii) 553,871 Ordinary Shares of the Registrant reserved for issuance under the Plan. The previously-filed registration statement is referred to herein as the “Prior Registration Statement.”

On May 27, 2025, the Company effected a one-for-two-hundred-and-fifty (1-for-250) reverse share split of its Ordinary Shares (the “Reverse Split”) which reduced the number of Ordinary Shares reserved under the Plan to 3,200 Ordinary Shares. On July 20, 2025, the Company’s Board of Directors, approved an amendment to the Plan in order to increase the number of Ordinary Shares reserved under the Plan to 1,200,000 Ordinary Shares.

In accordance with General Instruction E to Form S-8, the Company is filing this registration statement on Form S-8 solely to register an additional 1,196,800 Ordinary Shares which may be issued under the Plan over and above the number of Ordinary Shares issuable pursuant to the Plan that were registered under the Prior Registration Statement. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference in their entirety, with the exception of Items 3 and 8 of Part II of such Prior Registration Statement, each of which is amended and restated in its entirety herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “SEC”) by Polyrizon Ltd. (the “Registrant”) are incorporated herein by reference.

(1)	The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on March 11, 2025;

(2)	The Registrant’s Reports on Form 6-K filed with the SEC on March 10, 2025, March 13, 2025, March 14, 2025, March 25, 2025, March 27, 2025, April 1, 2025, April 2, 2025, April 11, 2025, April 17, 2025, April 25, 2025, May 1, 2025, May 1, 2025, May 14, 2025, May 19, 2025, May 21, 2025, May 22, 2025, May 23, 2025, June 12, 2025, June 30, 2025, July 15, 2025 and July 22, 2025 to the extent expressly incorporated by reference into the Registrant’s effective registration statements filed by the Registrant under the Securities Act); and

(3)	the description of the Registrant’s Ordinary Shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in the Registrant’s registration statement on Form 8-A, as filed with the SEC on October 21, 2024, including any subsequent amendment or any report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all reports on Form 6-K subsequently filed by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post- effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8. EXHIBITS

See attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raanana, Israel, on July 24, 2025.

POLYRIZON LTD.

By:	/s/ Tomer Izraeli
Name:	Tomer Izraeli
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Polyrizon Ltd. hereby severally constitutes and appoints Tomer Izraeli and Nir Ben Yosef, the true and lawful attorney with full power to them, to sign for the undersigned and in his or her name in the capacities indicated below, any and all amendments, including the post-effective amendments, to this Registration Statement, and generally to do all such things in the undersigned’s name and behalf in such capacities to enable Polyrizon Ltd. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all rules and regulation thereunder, and all requirements of the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms all that said attorneys or any of them shall lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Tomer Izraeli	Chief Executive Officer, Director	July 24, 2025
Tomer Izraeli	(Principal Executive Officer)

/s/ Nir Ben Yosef	Chief Financial Officer	July 24, 2025
Nir Ben Yosef	(Principal Financial and Accounting Officer)

/s/ Oz Adler	Chairman of the Board of Directors	July 24, 2025
Oz Adler

/s/ Asaf Itzhaik	Director	July 24, 2025
Asaf Itzhaik

/s/ Liat Sidi	Director	July 24, 2025
Liat Sidi

/s/ Yehonatan Zalman Vinokur	Director	July 24, 2025
Yehonatan Zalman Vinokur

/s/ Liron Carmel	Director	July 24, 2025
Liron Carmel

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Polyrizon Ltd., has signed this Registration Statement on July 24, 2025.

Puglisi & Associates

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Association of the Registrant (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-286849) as filed with the Securities and Exchange Commission on April 30, 2025, and incorporated herein by reference).
5.1*	Opinion of Meitar | Law Offices, Israeli counsel to the Registrant, as to the legality of the securities being registered
23.1*	Consent of Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm
23.2*	Consent of Meitar | Law Offices, Israeli counsel to the Registrant (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1#	Polyrizon Ltd. Amended and Restated Equity Incentive Plan (filed as Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-284410) as filed with the Securities and Exchange Commission on January 22, 2025, and incorporated herein by reference).
107*	Filing Fee Table

*	Filed herewith.
#	English translation of original Hebrew document.

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